Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICERS
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with the Quarterly Report of Noranda Aluminum Holding Corporation (the “Company”) on Form 10‑Q for the period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Layle K. Smith, as Chief Executive Officer of the Company, and John A. Parker and DeVonne L. Canady, as Principal Financial Officers of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 4, 2013	/s/ Layle K. Smith
Layle K. Smith
Chief Executive Officer

November 4, 2013	/s/ JOHN A. PARKER
John A. Parker
Vice President of Communication and Investor Relations
(Principal Financial Officer) (1)

November 4, 2013	/s/ DEVONNE L. CANADY
DeVonne L. Canady
Vice President of Finance and Corporate Controller
(Principal Financial Officer) (1)

(1) The certifying individuals are performing the functions of a Principal Financial Officer.